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                                                                   EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT



THIS AGREEMENT is made on the 29th day of September, 2005

BETWEEN:

WEATHERFORD INTERNATIONAL LTD., a company incorporated under the laws of Bermuda with its registered office located at Clarendon House, 2 Church Street, Hamilton, Bermuda (the "Company"); and

JOHN R. KING (the "Indemnitee").

WHEREAS the Indemnitee is an officer of the Company;

WHEREAS highly skilled and competent persons are becoming more reluctant to serve public companies as directors or officers unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such companies;

WHEREAS uncertainties relating to indemnification increase the difficulty of attracting and retaining such persons;

WHEREAS the Board has determined that an inability to attract and retain such persons is detrimental to the best interests of the Company and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by Bermuda law so that Indemnitee will serve or continue to serve the Company free from undue concern that Indemnitee will not be so indemnified;

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.       INTERPRETATION

1.1 In this Agreement unless the context otherwise requires, the following words and expressions shall have the following meanings:

         this "Agreement"           means this Indemnification Agreement;


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         the "Board"                means the board of directors of the Company;

         "Business Day"             means any day on which banks in Bermuda
                                    are open for business;

         the "Companies Act"        means the Companies Act 1981;

         "Corporate Status"         means the status of a person who is or
                                    was a director, officer, employee, agent, or fiduciary of the Company or any other Group
                                    Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

         "the Court"                means the Supreme Court of Bermuda;

         "Disinterested Director"   means a director of the Company who is not
                                    or was not a party to a Proceeding in
                                    respect of which indemnification is sought by Indemnitee;

         "Group Companies"          means the Company and each subsidiary of the
                                    Company (wherever incorporated or
                                    organized);

         "Independent Counsel"      means a law firm or a member of a law firm
                                    that neither is presently nor in the past five years has been retained to represent:
                                    (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.
                                    Notwithstanding the foregoing, the term
                                    "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or
                                    Indemnitee in an action to determine
                                    Indemnitee's right to indemnification under this Agreement;

         the "Parties"              means the parties to this Agreement
                                    collectively, and "Party" means any one of them; and

         "Proceeding"               means any action, suit, arbitration,
                                    alternate dispute resolution mechanism,
                                    investigation, administrative hearing or any other proceeding whether civil,


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                                    criminal, administrative or investigative
                                    and whether formal or informal;

1.2      In this Agreement unless the context otherwise requires:

         1.2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

         1.2.2 references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

         1.2.3 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

         1.2.4 references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2.       AGREEMENT TO SERVE

         Indemnitee agrees to continue to serve as an officer of the Company. This Agreement does not create or otherwise establish any right on the part of Indemnitee to be and continue to be elected or appointed an officer of the Company or any other Group Company and does not create an employment contract between the Company and Indemnitee.

3.       INDEMNITY OF DIRECTOR/OFFICER

3.1 Subject to clause 10, the Company shall indemnify Indemnitee if Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, including a Proceeding brought by or in the right of the Company, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity. Subject to clause 10, pursuant to this sub-clause 3.1 Indemnitee shall be indemnified against expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof).


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3.2      Notwithstanding any other provision of this Agreement other than clause
         10, Indemnitee shall be indemnified against all expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending any Proceedings referred to in clause 3.1 in which judgement is given in his favour, in which he is acquitted, or in respect of which relief is granted to him by the Court under section 281 of the Companies Act.

3.3 Subject to clause 10, the Company shall indemnify Indemnitee for such portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in clause 3.1 in respect of which Indemnitee is entitled to indemnification hereunder, even if Indemnitee is not entitled to indemnification hereunder for the total amount thereof.

3.4 Without limiting the scope of the indemnity provided under any other provision of this Agreement, if the Indemnitee has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the Court for relief pursuant to section 281 of the Companies Act and, to the extent that the Court relieves him, either wholly or partly, from his liability in accordance with section 281 of the Companies Act, the Indemnitee shall be indemnified against any liability incurred by him in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.

4.       INDEMNIFICATION FOR EXPENSES OF A WITNESS

         Subject to clause 10, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any proceeding, Indemnitee shall be indemnified by the Company against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

5.       DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1 The Indemnitee shall request indemnification pursuant to this Agreement by notice in writing to the secretary of the Company. The secretary shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board or such other person or persons empowered to make the determination as provided in sub-clause
         5.2 that Indemnitee has made such request for indemnification. Subject to clause 10, upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

5.2 Upon written request by Indemnitee for indemnification pursuant to sub-clause 3.1, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement


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         shall be determined by the following person or persons who shall be empowered to make such determination:

                  5.2.1 the Board, by a majority vote of the Disinterested Directors; or

                  5.2.2 if such vote is not obtainable or, even if obtainable, if such Disinterested Directors so direct by majority vote, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or

                  5.2.3    by a majority vote of the shareholders.

5.3 For purposes of sub-clause 5.2, Independent Counsel shall be selected by the Board and approved by Indemnitee. Upon failure of the Board to so select such Independent Counsel or upon failure of Indemnitee to so approve, such Independent Counsel shall be selected by a single arbitrator pursuant to the rules of the American Arbitration Association. Such determination of entitlement to indemnification shall be made not later than 60 days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Subject to clause 10, any expenses (including attorneys' fees) incurred by Indemnitee in connection with Indemnitee's request for indemnification hereunder shall be borne by the Company irrespective of the outcome of the determination of Indemnitee's entitlement to indemnification. If the person or persons making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such persons may reasonably prorate such partial indemnification among such claims, issues or matters in respect of which indemnification is requested.

6.       ADVANCEMENT OF EXPENSES

         All reasonable expenses incurred by Indemnitee (including attorneys' fees, retainers and advances of disbursements required of Indemnitee) shall be paid by the Company in advance of the final disposition of any Proceeding at the request of Indemnitee as promptly as possible, and in any event within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee's entitlement to such expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses by the Company as provided by this Agreement or otherwise. Subject to clause 10, the Company shall have the burden of proof in any determination under this clause 6. No amounts advanced hereunder shall be deemed an extension of credit by the Company to Indemnitee.


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7.       REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO
         ADVANCE EXPENSES

7.1 In the event that: (a) a determination is made that Indemnitee is not entitled to indemnification hereunder; (b) payment has not been timely made following a determination of entitlement to indemnification pursuant to clause 5; or (c) expenses are not advanced pursuant to clause 6, Indemnitee shall be entitled to apply to the Court or any other court of competent jurisdiction for a determination of Indemnitee's entitlement to such indemnification or advance.

7.2 Alternatively to sub-clause 7.1, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim.

7.3 A judicial proceeding or arbitration pursuant to this clause 7 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination otherwise made hereunder (if so made) that Indemnitee is not entitled to indemnification. Subject to clause 10, if a determination is made pursuant to the terms of clause 5 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable expenses (including attorneys' fees and disbursements) actually incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

8.       OTHER RIGHTS TO INDEMNIFICATION

         The indemnification and advancement of expenses (including attorneys' fees) provided by this Agreement shall not be deemed exclusive of any other right to which Indemnitee may now or in the future be entitled under any provision of the Company's bye-laws, any agreement, vote of shareholders, the Board or Disinterested Directors, provision of law, or otherwise; provided, however, that: (a) this Agreement supersedes any other agreement that has been entered into by the Company with the Indemnitee which has as its principal purpose the indemnification of Indemnitee (except that this Agreement shall not supersede that certain Indemnification Agreement entered into on or about the date hereof between Indemnitee and Weatherford International, Inc., a subsidiary of the Company, it being the intention of the Parties that Indemnitee shall be entitled to the indemnification provided under either or both agreements to the fullest extent permitted by law); and (b) where the Company may indemnify the Indemnitee pursuant to either this Agreement or the bye-laws of the Company, the Company may indemnify the Indemnitee under either this Agreement or the bye-laws but the Indemnitee shall, in no


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         case, be indemnified by the Company in respect of any expense, liability or cost of any type for which payment is or has been actually made to Indemnitee under any insurance policy, indemnity clause, bye-law or agreement, except in respect of any excess beyond such payment.


9.       ATTORNEYS' FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT

         In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against, any actual expenses for attorneys' fees and disbursements reasonably incurred by Indemnitee, provided that in bringing such action, Indemnitee acted in good faith.

10.      LIMITATION OF INDEMNIFICATION

         Notwithstanding any other terms of this Agreement, nothing herein shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of the Indemnitee's fraud or dishonesty.

11.      LIABILITY INSURANCE

         To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

12.      DURATION OF AGREEMENT

         This Agreement shall apply with respect to Indemnitee's occupation of any of the position(s) described in sub-clause 3.1 of this Agreement prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to occupy such positions(s).

13.      NOTICE OF PROCEEDINGS BY INDEMNITEE

13.1 Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder, provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company's ability to defend such claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:


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         13.1.1   the Company will be entitled to participate therein at its own expense; and

         13.1.2 except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (a) the employment of counsel by Indemnitee has been authorized by the Company; (b) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding; or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases, subject to clause 10, the fees and expenses of counsel shall be at the expense of the Company.

13.2 Neither the Company nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

14.      NOTICES

         Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

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         Company -

         Weatherford International Ltd.

         c/o Weatherford International, Inc.
         515 Post Oak Park, Suite 600
         Houston, Texas  77027-3415
         Attn:  Secretary

         Fax:              713-693-4484

         Indemnitee -
         Name:             John R. King
         Address:          515 Post Oak Boulevard, Suite 600
                           Houston, Texas 77027
         Fax:              (713) 693-4484

15.      MISCELLANEOUS

15.1 Notwithstanding the expiration or termination of this Agreement howsoever arising, such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

15.2 If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such clause, condition, covenant or restriction.

15.3 This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor or resulting company by merger, amalgamation or operation of law) and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives.

15.4. This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and supersedes any prior indemnification arrangement between the Company (or its predecessor) and Indemnitee (except as specifically set forth in clause 8).

15.5 No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Indemnitee and by a duly authorised officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar


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         or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Indemnitee or a duly authorised officer of the Company, as the case may be.

15.6 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

15.7 This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

15.8 The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Islands of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings ("Agreement Proceedings") which may arise out of or in connection with this Agreement and waive any objection to Agreement Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Agreement Proceedings have been brought in an inconvenient forum.

15.9 All payments made by the Company to Indemnitee hereunder shall be deemed to have been made in the ordinary course of business of the Company, and shall not be deemed to be extraordinary payments.


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IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first written above.



SIGNED by and on behalf of          )                    /s/ Burt M. Martin
THE COMPANY                         )                  ------------------------
in the presence of:                 )                      Burt M. Martin
                                                        Senior Vice President

Witness:  /s/ Andrew P. Becnel
         ---------------------------

Name:    Andrew P. Becnel
         ---------------------------


SIGNED by                           )                     /s/ John R. King
THE INDEMNITEE                      )                  -----------------------
in the presence of:                 )                      John R. King

Witness: /s/ E. Lee Colley III
         ---------------------------

Name:    E. Lee Colley III
         ---------------------------


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